UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2012

Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222 (Address of principal executive offices) (Zip Code)

(502) 636-4400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On October 23, 2012, Churchill Downs Incorporated, a Kentucky corporation (“CDI”), completed the acquisition of Magnolia Hill, LLC, a Delaware limited liability company (“Magnolia”), through a purchase of all of the issued and outstanding membership interests of Magnolia (the “Acquisition”) from High River Gaming, LLC, JB3 Corporation, and Taiman Holdings Corporation (collectively “Seller”), pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of October 5, 2012, among Seller, CDI and HCRH, LLC, a Delaware limited liability company and wholly owned subsidiary of CDI (collectively “Buyer”). As a result of the acquisition, Magnolia became a wholly owned subsidiary of CDI. Magnolia operates Riverwalk Casino Hotel in Vicksburg, Mississippi.
The Acquisition is valued at approximately $141 million, which Buyer paid in cash and is subject to certain post-closing working capital adjustments.
A copy of the press release announcing the completion of the Acquisition is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 23, 2012 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CHURCHILL DOWNS INCORPORATED

October 23, 2012	/s/ Alan K. Tse___________________ By: Alan K. Tse Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

    Exhibit No.    Description

    99.1        Press Release dated October 23, 2012 issued by Churchill Downs Incorporated.